Exhibit 99.1

The following form of e-mail is being sent to certain shareholders via the Internet and to certain employee-shareholders of the Registrant in connection with the Registrant’s 2008 Annual Meeting of Shareholders.

E-MAIL TO SHAREHOLDERS AND CERTAIN

EMPLOYEE SHAREHOLDERS OF RENAISSANCERE HOLDINGS LTD.

RECEIVING PROXY MATERIALS VIA THE INTERNET.

From: SPECIMEN [mailto:id@ProxyVote.com]

Sent: (date)(time)

To: (name)

Subject: RenaissanceRe Holdings Ltd. Annual Meeting

Dear RenaissanceRe Holdings Ltd. Shareholder,

The 2008 Annual Meeting of Shareholders of RenaissanceRe Holdings Ltd. will be held at Renaissance House, 8-20 East Broadway, Pembroke, Bermuda on Monday, May 19, 2008, at 9:00 a.m. Atlantic Daylight Time.

As a shareholder of RenaissanceRe Holdings Ltd., you are entitled to vote the RenaissanceRe Holdings Ltd. common shares held directly in your name as the shareholder of record.

This e-mail represents all shares in the following account(s):

NAME

RENAISSANCERE HOLDINGS LTD. # # # # # # # # #

To vote your proxy you will need to use your unique control number:

# # # # # # # # #

INTERNET VOTING

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

[http://www.proxyvote.com/# # # # # # # # #]

Note: If your e-mail software supports it, you can simply click on the above link.

To access ProxyVote.com, you will need your four digit PIN:

•	If you are an employee of RenaissanceRe Holdings Ltd., and you have a social security number, your PIN is the last four digits of your Social Security number.

•	If you are a shareholder who consented to receive proxy materials electronically, your PIN is the four digit number you selected at the time of your enrollment.

•	If you have forgotten or do not know your PIN number, please follow the instructions on www.proxyvote.com.

BEFORE YOU VOTE

Before voting, please review the Company’s 2007 Annual Report to Shareholders and the 2008 Proxy Statement which are available online on the Web sites specified above. Shareholders who would like to receive a printed copy of the Annual Report, the Proxy Statement or a copy of the proxy card can send an email to the Secretary of RenaissanceRe Holdings Ltd. at corporatesecretary@renre.com.

Internet voting is accepted up to 11:59 p.m. Eastern Time on Sunday, May 18, 2008.

Your vote is important. We encourage you to vote promptly.

Thank you,

Stephen H. Weinstein

Secretary

RenaissanceRe Holdings Ltd.